Exhibit 4.1

SUPPLEMENT NO. 2 dated as of January 29, 2016, to be effective at 12:01 a.m. Central Standard Time on January 31, 2016 (this “Supplement”), to the Guarantee and Collateral Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among The Men’s Wearhouse, Inc., a Texas corporation (the “Borrower”), the other Loan Parties from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

A.            Reference is made to the Term Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.

C.            The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders to make extensions of credit to the Borrower under the Credit Agreement and Swap Banks and Cash Management Banks to provide Secured Swap Agreements and Secured Cash Management Agreements, respectively.  Section 7.13 of the Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Collateral Agreement by the execution and delivery of an instrument in the form of this Supplement.  The undersigned Parent and Subsidiary (each a “New Grantor” and collectively, the “New Grantors”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and Grantor under the Collateral Agreement in order to induce the Lenders to make additional extensions of credit under the Credit Agreement and as consideration for the maintenance of such extensions of credit previously made.

Accordingly, the Administrative Agent and each New Grantor agree as follows:

SECTION 1.         In accordance with Section 7.13 of the Collateral Agreement, each New Grantor by its signature below becomes a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and each New Grantor hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment or performance, as the case may be, in full of the Secured Obligations, does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such New Grantor’s right, title and interest in, to and under the Collateral of such New Grantor.  Each reference to a “Loan Party,” “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Grantors.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.         Each New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.         This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when a counterpart hereof executed on behalf of the New Grantors shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.         Each New Grantor hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of such New Grantor, its jurisdiction of organization and the location of its chief executive office, (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by such New Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such New Grantor and (ii) all the Pledged Debt Securities owned by such New Grantor in an amount in excess of $1,000,000 and (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Copyrights that have been registered with the United States Copyright Office or CIPO and that are owned by such New Grantor, (ii) all exclusive Copyright Licenses under which such New Grantor is a licensee, (iii) all Patents that have been granted by the United States Patent and Trademark Office or CIPO and that are owned by such New Grantor and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office or CIPO and Trademarks for which United States or Canadian registration applications are pending and that, in each case, are owned by such New Grantor, in each case truly and completely specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by such New Grantor seeking damages in an reasonably estimated to exceed $1,000,000, including a summary description of such claim, (e) Schedule V sets forth, as of the date hereof, each Letter of Credit Right that is not a Supporting Obligation with respect to any of the Collateral and that is owned by such New Grantor, (f) Schedule VI sets forth, as of the date hereof, each Chattel Paper in excess of $1,000,000 held by such New Grantor and (g) Schedule VII sets forth as of the date hereof, each Deposit Account of such New Grantor indicating if it is an Excluded Account.

SECTION 5.         Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.         This Supplement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 7.         Any provision of this Supplement held to be invalid, illegal or

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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.         All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9.         The New Grantors agree to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement as of the day and year first above written.

TAILORED BRANDS, INC.

By:	/s/ Kelly M. Dilts
Name: Kelly M. Dilts
Title: Senior Vice President — Finance and Investor Relations

TAILORED SHARED SERVICES, LLC

By:	/s/ Kelly M. Dilts
Name: Kelly M. Dilts
Title: Senior Vice President — Finance and Investor Relations

[Signature Page – Supplement No. 2 to Guarantee and Collateral Agreement (Term)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Christy L. West
	Name:	Christy L. West
	Title:	Authorized Officer

[Signature Page – Supplement No. 2 to Guarantee and Collateral Agreement (Term)]